Exhibit 99.1

PZENA INVESTMENT MANAGEMENT, INC.

REPORTS RESULTS FOR THE THIRD QUARTER OF 2020

•	Assets under management ended the third quarter at $33.3 billion.
•	Q3 2020 revenue decreased 8 percent to $33.9 million from Q3 2019.
•	Q3 2020 GAAP diluted earnings per share decreased to $0.16 from $0.19 in Q3 2019.
•	Board declared a quarterly dividend of $0.03 per share.

NEW YORK, October 20, 2020 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) basic and diluted net income and earnings per share for the three and nine months ended September 30, 2020 and 2019 (in thousands, except per-share amounts):

	GAAP Basis
	For the Three Months Ended September 30,
	2020	2019
	(unaudited)
Basic Net Income	$2,664	$3,478
Basic Earnings per Share	$0.16	$0.19

Diluted Net Income	$12,374	$13,768
Diluted Earnings per Share	$0.16	$0.19

	GAAP Basis
	For the Nine Months Ended September 30,
	2020	2019
	(unaudited)
Basic Net Income	$4,862	$9,944
Basic Earnings per Share	$0.28	$0.55

Diluted Net Income[1]	$4,862	$39,793
Diluted Earnings per Share[1]	$0.28	$0.54

1 During the nine months ended September 30, 2020, the calculation of GAAP diluted earnings per share resulted in an increase in earnings per share. Therefore, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share.

GAAP diluted net income and GAAP diluted earnings per share were $12.4 million and $0.16, respectively, for the three months ended September 30, 2020, and $13.8 million and $0.19, respectively, for the three months ended September 30, 2019. GAAP diluted net income and GAAP diluted earnings per share were $4.9 million and $0.28, respectively, for the nine months ended September 30, 2020, and $39.8 million and $0.54, respectively, for the nine months ended September 30, 2019.

In evaluating the results of operations, management also reviews adjusted measures of earnings, which are adjusted to exclude accounting items that add a measure of non-operational complexity which obscures the underlying performance of the business. For the three and nine months ended September 30, 2020 and 2019, no adjustments were made to GAAP earnings.

Net income for diluted earnings per share generally assumes all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments.  When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Assets Under Management (unaudited)
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Separately Managed Accounts
Assets
Beginning of Period	$13.0	$10.8	$13.9	$13.7	$14.6
Inflows	0.2	0.7	0.4	2.6	2.0
Outflows	(0.3)	(0.5)	(0.3)	(1.4)	(1.9)
Net Flows	(0.1)	0.2	0.1	1.2	0.1
Market Appreciation/(Depreciation)	0.1	1.9	(0.2)	(2.0)	(0.8)
Foreign Exchange[1]	0.3	0.1	(0.1)	0.4	(0.2)
End of Period	$13.3	$13.0	$13.7	$13.3	$13.7

Sub-Advised Accounts
Assets
Beginning of Period Assets	$16.4	$14.3	$21.1	$19.8	$22.2
Inflows	2.5	0.7	0.4	5.2	2.4
Outflows	(1.2)	(1.4)	(1.4)	(4.2)	(3.3)
Net Flows	1.3	(0.7)	(1.0)	1.0	(0.9)
Market Appreciation/(Depreciation)	0.2	2.7	(0.2)	(3.0)	(1.3)
Foreign Exchange[1]	0.1	0.1	(0.1)	0.2	(0.2)
End of Period	$18.0	$16.4	$19.8	$18.0	$19.8

Pzena Funds
Assets
Beginning of Period Assets	$2.1	$1.7	$2.3	$2.3	$2.1
Inflows	0.1	0.1	0.1	0.4	0.6
Outflows	(0.2)	—	—	(0.5)	(0.3)
Net Flows	(0.1)	0.1	0.1	(0.1)	0.3
Market Appreciation/(Depreciation)	—	0.3	(0.1)	(0.2)	(0.1)
Foreign Exchange[1]	—	—	—	—	—
End of Period	$2.0	$2.1	$2.3	$2.0	$2.3

Total
Assets
Beginning of Period	$31.5	$26.8	$37.3	$35.8	$38.9
Inflows	2.8	1.5	0.9	8.2	5.0
Outflows	(1.7)	(1.9)	(1.7)	(6.1)	(5.5)
Net Flows	1.1	(0.4)	(0.8)	2.1	(0.5)
Market Appreciation/(Depreciation)	0.3	4.9	(0.5)	(5.2)	(2.2)
Foreign Exchange[1]	0.4	0.2	(0.2)	0.6	(0.4)
End of Period	$33.3	$31.5	$35.8	$33.3	$35.8

1 Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2020	2020	2019
Separately Managed Accounts	$18,457	$16,738	$18,548
Sub-Advised Accounts	11,880	10,262	14,651
Pzena Funds	3,611	3,131	3,866
Total	$33,948	$30,131	$37,065

		For the Nine Months Ended
		September 30,	September 30,
		2020	2019
Separately Managed Accounts		$53,891	$55,959
Sub-Advised Accounts		34,851	44,715
Pzena Funds		10,016	11,644
Total		$98,758	$112,318

Revenue was $33.9 million for the third quarter of 2020, an increase of 12.7% from $30.1 million for the second quarter of 2020, and a decrease of 8.4% from $37.1 million for the third quarter of 2019.

There were no performance fees recognized in the third or second quarters of 2020, compared to $0.3 million for the third quarter of 2019.

Average assets under management for the third quarter of 2020 were $33.1 billion, increasing 11.1% from $29.8 billion for the second quarter of 2020, and decreasing 8.1% from $36.0 billion for the third quarter of 2019.  The increase from the second quarter of 2020, reflects net inflows and market appreciation. The decrease from third quarter of 2019 primarily reflects market depreciation during the first quarter of 2020, partially offset by net inflows.

The weighted average fee rate was 0.410% for the third quarter of 2020, increasing from 0.404% for the second quarter of 2020, and decreasing from 0.412% for the third quarter of 2019.

The weighted average fee rate for separately managed accounts was 0.549% for the third quarter of 2020, decreasing slightly from 0.552% for the second quarter of 2020 and increasing from 0.543% for the third quarter of 2019. The increase from the third quarter of 2019 primarily reflects the addition of assets to certain strategies that typically carry higher fee rates.

The weighted average fee rate for sub-advised accounts was 0.270% for the third quarter of 2020, increasing from 0.260% for the second quarter of 2020 and decreasing from 0.292% for the third quarter of 2019. The increase from the second quarter of 2020 reflects a shift in assets to strategies that typically carry higher fee rates. Certain accounts related to one retail client relationship have fulcrum fee arrangements. These fee arrangements require a reduction in the base fee or allow for a performance fee if the relevant investment strategy underperforms or outperforms, respectively, the agreed-upon benchmark over the contract's measurement period, which extends to three years.  During the third quarter of 2020, second quarter of 2020, and third quarter of 2019 we recognized a $1.0 million, $1.0 million, and $0.5 million reduction in base fees, respectively, related to this client relationship. To the extent the three-year performance record of this account fluctuates relative to its relevant benchmark, the amount of base fees recognized may vary. The impact of these fulcrum fee arrangements as well as the decrease in performance fees recognized is reflected in the decrease of the weighted average fee rate from the third quarter of 2019.

The weighted average fee rate for Pzena funds was 0.687% for the third quarter of 2020, increasing from 0.659% for the second quarter of 2020, and from 0.680% for the third quarter of 2019. The increase from the second quarter of 2020 reflects a decrease in fund expense cap reimbursements associated with the closure of one Pzena mutual fund during the third quarter. The increase from the third quarter of 2019 reflects a shift in asset mix toward products in strategies that typically carry higher fee rates.

Total operating expenses were $19.0 million for the third quarter of 2020, decreasing from $19.2 million for the second quarter of 2020 and from $19.9 million for the third quarter of 2019. The decrease from the second quarter of 2020 and third quarter of 2019 reflects a decrease in general and administrative expenses, primarily driven by a decrease in travel and entertainment expense and professional fees.

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2020	2020	2019
Compensation and Benefits Expense	$15,808	$15,578	$16,012
General and Administrative Expense	3,183	3,575	3,905
Operating Expenses	$18,991	$19,153	$19,917

		For the Nine Months Ended
		September 30,	September 30,
		2020	2019
Compensation and Benefits Expense		$50,526	$49,220
General and Administrative Expense		11,180	12,186
Operating Expenses		$61,706	$61,406

As of September 30, 2020, employee headcount was 121, up from 120 at June 30, 2020, and from 119 at September 30, 2019.

The operating margin was 44.1% for the third quarter of 2020, compared to 36.4% for the second quarter of 2020, and 46.3% for the third quarter of 2019. The increase in operating margin from the second quarter of 2020 is primarily driven by the increase in revenue.

Other income/ (expense) was income of approximately $0.5 million for the third quarter of 2020, income of $3.2 million for the second quarter of 2020, and income of less than $0.1 million for the third quarter of 2019.

Other income/ (expense) primarily reflects the fluctuations in the gains/ losses and other investment income recognized by the Company on its direct equity investments, the majority of which are held to satisfy obligations under its deferred compensation plan.  Other income/ (expense) also includes a portion of gains/ (losses) and other investment income recognized by external investors on their investments in investment partnerships that the Company consolidates, which are offset in net income attributable to non-controlling interests.

Other Income/ (Expense) (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2020	2020	2019
Net Interest and Dividend Income	$187	$145	$431
Gains/ (Losses) and Other Investment Income	295	3,050	(342)
Other Income/ (Expense)	52	47	(75)
GAAP Other Income/ (Expense)	534	3,242	14
Outside Interests of Investment Partnerships[1]	(83)	(234)	(4)
As Adjusted Other Income/ (Expense), Net of Outside Interests	$451	$3,008	$10

		For the Nine Months Ended
		September 30,	September 30,
		2020	2019
Net Interest and Dividend Income		$572	$1,070
Gains/ (Losses) and Other Investment Income		(6,165)	1,498
Other Income		13	(174)
GAAP Other Income/ (Expense)		(5,580)	2,394
Outside Interests of Investment Partnerships[1]		(3)	(170)
As Adjusted Other Income/ (Expense), Net of Outside Interests		$(5,583)	$2,224
[1]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

The Company recognized an income tax benefit of $0.1 million for the third quarter of 2020, and income tax expenses of $1.4 million for the second quarter of 2020 and $0.2 million for the third quarter of 2019.  The third quarter of 2020 income tax benefit reflects a $1.6 million benefit associated with the reversal of uncertain tax position liabilities and interest related to unincorporated and other business tax expenses due to the expiration of the statute of limitations. The third quarter of 2019 income tax expense reflects $1.6 million of such benefit.

Details of the income tax expense are shown below:

Income Tax Expense (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2020	2020	2019
Corporate Income Tax Expense	$961	$797	$1,124
Unincorporated and Other Business Tax Expense	(1,044)	574	(878)
Income Tax Expense	$(83)	$1,371	$246

		For the Nine Months Ended
		September 30,	September 30,
		2020	2019
Corporate Income Tax Expense		$2,129	$3,540
Unincorporated and Other Business Tax Expense		151	613
Income Tax Expense		$2,280	$4,153

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries are shown below:

GAAP Non-Controlling Interests (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2020	2020	2019
Operating Company Allocation	$12,827	$10,417	$13,434
Outside Interests of Investment Partnerships[1]	83	234	4
GAAP Net Income Attributable to Non-Controlling Interests	$12,910	$10,651	$13,438

		For the Nine Months Ended
		September 30,	September 30,
		2020	2019
Operating Company Allocation		$24,327	$39,039
Outside Interests of Investment Partnerships[1]		3	170
GAAP Net Income Attributable to Non-Controlling Interests		$24,330	$39,209

[1]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

On October 20, 2020, the Company's Board of Directors approved a quarterly dividend of $0.03 per share of its Class A common stock.  The following dates apply to the dividend:

Record Date:October 30, 2020

Payment Date:November 20, 2020

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.55 per share of its Class A common stock.

Third Quarter 2020 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Wednesday, October 21, 2020.  The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S. callers should dial 844-378-6482; Canada callers should dial 855-669-9657; international callers should dial 412-317-5106.  Please reference the Pzena Investment Management call.

Replay: The conference call will be available for replay through November 4, 2020, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm.  Founded in 1995, Pzena Investment Management has built a diverse, global client base.  More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,”

“continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 10, 2020 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC. These risk factors include a pandemic or health crisis, including the COVID-19 pandemic, and its impact on financial institutions, the global economic or capital markets as well as Pzena’s products, clients, vendors and employees, and Pzena’s results of operations, the full extent of which may be unknown. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Jessica Doran, 212-355-1600 or doran@pzena.com.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

	As of
	September 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Cash and Cash Equivalents	$49,235	$52,480
Restricted Cash	1,047	1,036
Due from Broker	120	149
Advisory Fees Receivable	29,507	32,887
Investments	26,701	55,934
Prepaid Expenses and Other Assets	5,267	4,876
Right-of-use Assets	12,143	13,860
Deferred Tax Asset	29,669	32,683
Property and Equipment, Net of Accumulated
Depreciation of $5,679 and $4,765, respectively	4,667	5,547
TOTAL ASSETS	$158,356	$199,452

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$28,470	$44,715
Due to Broker	163	40
Securities Sold Short	690	—
Liability to Selling and Converting Shareholders	28,652	28,652
Lease Liabilities	12,482	14,235
Deferred Compensation Liability	2,940	3,600
TOTAL LIABILITIES	73,397	91,242

Equity:
Total Pzena Investment Management, Inc.'s Equity	25,695	31,444
Non-Controlling Interests	59,264	76,766
TOTAL EQUITY	84,959	108,210
TOTAL LIABILITIES AND EQUITY	$158,356	$199,452

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
REVENUE	$33,948	$37,065	$98,758	$112,318

EXPENSES
Compensation and Benefits Expense	15,808	16,012	50,526	49,220
General and Administrative Expense	3,183	3,905	11,180	12,186
TOTAL OPERATING EXPENSES	18,991	19,917	61,706	61,406
Operating Income	14,957	17,148	37,052	50,912

Other Income	534	14	(5,580)	2,394

Income Before Taxes	15,491	17,162	31,472	53,306

Income Tax Expense	(83)	246	2,280	4,153
Consolidated Net Income	15,574	16,916	29,192	49,153

Less: Net Income Attributable to Non-Controlling Interests	12,910	13,438	24,330	39,209

Net Income Attributable to Pzena Investment Management, Inc.	$2,664	$3,478	$4,862	$9,944

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$2,664	$3,478	$4,862	$9,944
Basic Earnings per Share	$0.16	$0.19	$0.28	$0.55
Basic Weighted Average Shares Outstanding	16,931,447	17,851,780	17,310,875	18,000,234

Net Income for Diluted Earnings per Share[1]	$12,374	$13,768	$4,862	$39,793
Diluted Earnings per Share[1]	$0.16	$0.19	$0.28	$0.54
Diluted Weighted Average Shares Outstanding	78,783,209	73,649,468	79,084,609	74,022,533

1 During the nine months ended September 30, 2020, the calculation of GAAP diluted earnings per share resulted in an increase in earnings per share. Therefore, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share.